CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Valuesetters Inc.

White Plains, New York

To Whom It May Concern:

KLJ & Associates, LLP hereby consents to the use in the Form 10/A Amendment No.2, General Form for Registration of Securities pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, filed by Valuesetters, Inc. of our report dated August 18, 2014, relating to the financial statements of Valuesetters, Inc. as of and for the year ended April 30, 2014.

Sincerely,

/s/ KLJ & Associates, LLP

St. Louis Park, MN

December 5, 2014

1660 Highway 100 South

Suite 500

St Louis Park, MN 55416

630.277.2330